                                                                   EXHIBIT 4(f)


[PRUDENTIAL FINANCIAL LOGO]                         PRUCO LIFE INSURANCE COMPANY
                                                          Phoenix, Arizona 85014

                                                  a Prudential Financial company

                                   ENDORSEMENT


This Endorsement is attached to and made part of this Contract on the Contract Date. In the case of a conflict with any provision in the Contract, the provisions of this endorsement will control. The following hereby amends and supersedes the provisions of the Contract mentioned below.

1.  The DEFINITIONS section of the Contract is amended as follows:

    -   The following definitions are added:

            ADDITIONAL INTEREST CREDITING RATE: A rate of interest credited to amounts allocated to the Fixed Rate Investment Option. Additional Interest Crediting Rates will be declared on or before the date on which future allocations are made. The Additional Interest Crediting Rate will only be credited until the first rate change date for each such allocation. The Additional Interest Crediting Rate will not apply to amounts transferred to the Fixed Rate Investment Option from any other Allocation Option.

            BASE INTEREST CREDITING RATE: A rate of interest credited to amounts allocated or transferred to the Fixed Rate Investment Option. The Base Interest Crediting Rate will be declared on or before the date on which allocations or transfers are made.

            INTEREST SEGMENT INTEREST RATE: The rate at which interest is credited to a One-Year Interest Segment. It is equal to the sum of the Base Interest Crediting Rate and any applicable Additional Interest Crediting Rate.

    - The "BENEFICIARY", "JOINT OWNER" and "OWNER" definitions are deleted and replaced, respectively, with the following:

            BENEFICIARY: The person(s) or entity(ies) who has the right to receive the death benefit upon the death of the first to die of the Owner or Joint Owner. The Owner must be the primary Beneficiary of the Joint Owner, and the Joint Owner must be the primary Beneficiary of the Owner.

            JOINT OWNER: The person, if named on the Contract Data pages as the Joint Owner, who shares ownership rights with the Owner, as defined under this Contract, and has the right to receive a death benefit upon the death of the Owner. You may add, change, or remove a Joint Owner, subject to our rules. The Contract may never have more than one Joint Owner. No Joint Owner is allowed for IRAs or other tax-qualified contracts. Unmarried persons who wish to own the Contract jointly should consult with their tax advisor.

            OWNER: The person or entity named on the Contract Data pages who has ownership rights as defined under the Contract provided that, if a Joint Owner is named, the Owner shares ownership rights with the Joint Owner, as defined under this Contract, and has the right to receive a death benefit upon the death of the Joint Owner. You may change the Owner subject to our rules. Any change of an Owner will be effective when we process the request.

2.  Increase in Maximum Issue Age and Maximum Age by Which Annuitization Must
    Occur

    - In the DEFINITIONS section of the Contract, we stated that the Annuity Date "cannot be later than the Contract Anniversary next following the new Annuitant's 90th Birthday...." We amend that provision of the definition of Annuity Date to refer to the new Annuitant's 95th birthday, rather than 90th birthday.

    - In the PURCHASE PAYMENTS section of the Contract, we stated that no Purchase Payments may be made on or after the sole or older of the
        Owner's or Joint Owner's, or Annuitant's 80th birthday.... We amend that provision to refer to the 85th birthday, rather than 80th birthday.

    - The ANNUITY SETTLEMENT TABLES section of the Contract is deleted and replaced with the following:

                            ANNUITY SETTLEMENT TABLES

        Tables 1 and 2 below are applied to the Adjusted Contract Value to compute the minimum amount of the annuity payment. Table 1 is used to compute the minimum annuity payment under Option 1 (Fixed Period Annuity Option). Table 2 is used to compute the minimum annuity payment under Option 2 (Life Income Annuity Option). The rates in Table 1 and 2 are applied per $1,000 of Adjusted Contract Value.

        If the GMIB was elected, the table indicated below is applied to the GMIB Protected Value to compute the GMIB payout amount. The table to be used is determined by the number of Contract Anniversaries that have elapsed prior to annuitization, or if the GMIB has been reset, the number of completed years since the most recent GMIB Reset. The rates in Tables 3, 4 and 5 are applied per $1,000 of GMIB Protected Value. Each of Tables 3, 4 and 5 assumes 120 payments certain. For Annuitants of attained age 81 or more, the Period Certain is less than 10 years.

------------------------------------------------------------------------------------------------------------------
   Number of Contract Anniversaries Elapsed Prior to
Annuitization / Number of Completed Years Since the Most      Annuity Settlement Table to be Applied to GMIB
                 Recent GMIB Reset                            Protected Value
------------------------------------------------------------------------------------------------------------------
                    7 through 9                                                       Table 3
------------------------------------------------------------------------------------------------------------------
                   10 through 14                                                      Table 4
------------------------------------------------------------------------------------------------------------------
                     15 or more                                                       Table 5
------------------------------------------------------------------------------------------------------------------

        The annuity payments in Tables 2, 3, 4 and 5 are based on the Annuitant's Adjusted Age and sex. The Adjusted Age is the Annuitant's age last birthday prior to the date on which the first Annuity payment is due, adjusted as shown in the "Translation of Adjusted Age" Table.

        When we computed the amounts shown in Tables 2 through 5 below, we adjusted the Annuity 2000 Mortality Table to an age last birthday basis, less two years, with projected mortality improvements (modified Scale
        G). We used an interest rate of 3% per year in preparing Tables 2 and 4, an interest rate of 2 1/2% per year in preparing Table 3, and an interest rate of 3 1/2% per year in preparing Table 5.


-----------------------------------------------------------------------------------------------------------------------
                                                 TABLE 1
-----------------------------------------------------------------------------------------------------------------------
Number of        Monthly         Number          Monthly            Number       Monthly      Number          Monthly
  Years          Payment        of Years         Payment           of Years      Payment     of Years         Payment
-----------------------------------------------------------------------------------------------------------------------
    1            $84.47             8            $11.68               14          $7.26         20            $5.51
-----------------------------------------------------------------------------------------------------------------------
    2             42.86             9             10.53               15           6.87         21             5.32
-----------------------------------------------------------------------------------------------------------------------
    3             28.99            10              9.61               16           6.53         22             5.15
-----------------------------------------------------------------------------------------------------------------------
    4             22.06            11              8.86               17           6.23         23             4.99
-----------------------------------------------------------------------------------------------------------------------
    5             17.91            12              8.24               18           5.96         24             4.84
-----------------------------------------------------------------------------------------------------------------------
    6             15.14            13              7.71               19           5.73         25             4.71
-----------------------------------------------------------------------------------------------------------------------
    7             13.16
-----------------------------------------------------------------------------------------------------------------------

        In using Table 1, multiply the monthly amount by 2.993 for quarterly,
        5.963 for semi-annual, or 11.839 for annual payments.

-------------------------------------------------------------------------------------------------------------------------------
                                                           TABLE 2
-------------------------------------------------------------------------------------------------------------------------------
   Adjusted                                  Adjusted                                 Adjusted
      Age           Male        Female         Age           Male           Female       Age            Male         Female
-------------------------------------------------------------------------------------------------------------------------------
      41           $3.40        $3.25         61            $4.66           $4.32         81          $7.67         $7.33
-------------------------------------------------------------------------------------------------------------------------------
      42            3.44         3.29         62             4.76            4.41         82           7.85          7.53
-------------------------------------------------------------------------------------------------------------------------------
      43            3.48         3.32         63             4.87            4.50         83           8.02          7.73
-------------------------------------------------------------------------------------------------------------------------------
      44            3.53         3.35         64             4.98            4.60         84           8.18          7.93
-------------------------------------------------------------------------------------------------------------------------------
      45            3.57         3.39         65             5.10            4.71         85           8.33          8.12
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      46            3.62         3.43         66             5.23            4.82         86           8.48          8.29
-------------------------------------------------------------------------------------------------------------------------------
      47            3.67         3.47         67             5.36            4.94         87           8.62          8.46
-------------------------------------------------------------------------------------------------------------------------------
      48            3.72         3.51         68             5.49            5.06         88           8.75          8.61
-------------------------------------------------------------------------------------------------------------------------------
      49            3.77         3.56         69             5.64            5.19         89           8.87          8.75
-------------------------------------------------------------------------------------------------------------------------------
      50            3.83         3.61         70             5.78            5.33         90           8.98          8.88
-------------------------------------------------------------------------------------------------------------------------------
      51            3.88         3.66         71             5.94            5.48         91           9.08          8.99
-------------------------------------------------------------------------------------------------------------------------------
      52            3.95         3.71         72             6.10            5.63         92           9.16          9.09
-------------------------------------------------------------------------------------------------------------------------------
      53            4.01         3.76         73             6.26            5.79         93           9.24          9.18
-------------------------------------------------------------------------------------------------------------------------------
      54            4.08         3.82         74             6.43            5.96         94           9.32          9.26
-------------------------------------------------------------------------------------------------------------------------------
      55            4.15         3.88         75             6.60            6.14         95           9.38          9.33
-------------------------------------------------------------------------------------------------------------------------------
      56            4.22         3.94         76             6.78            6.33
-------------------------------------------------------------------------------------------------------------------------------
      57            4.30         4.01         77             6.95            6.52
-------------------------------------------------------------------------------------------------------------------------------
      58            4.38         4.08         78             7.13            6.71
-------------------------------------------------------------------------------------------------------------------------------
      59            4.47         4.16         79             7.31            6.92
-------------------------------------------------------------------------------------------------------------------------------
      60            4.56         4.24         80             7.49            7.12
-------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                        TABLE 3
---------------------------------------------------------------------------------------------------------------------------
   Adjusted                                Adjusted                                  Adjusted
     Age            Male        Female       Age          Male         Female           Age          Male         Female
---------------------------------------------------------------------------------------------------------------------------
      41           $3.11        $2.95         61          $4.38         $4.04            81          $7.67         $7.26
---------------------------------------------------------------------------------------------------------------------------
      42            3.15         2.99         62           4.48          4.13            82           8.15          7.69
---------------------------------------------------------------------------------------------------------------------------
      43            3.19         3.02         63           4.59          4.23            83           8.69          8.18
---------------------------------------------------------------------------------------------------------------------------
      44            3.23         3.06         64           4.70          4.33            84           9.29          8.73
---------------------------------------------------------------------------------------------------------------------------
      45            3.28         3.10         65           4.82          4.43            85           9.96          9.35
---------------------------------------------------------------------------------------------------------------------------
      46            3.33         3.14         66           4.95          4.54            86           10.35         9.77
---------------------------------------------------------------------------------------------------------------------------
      47            3.38         3.18         67           5.08          4.66            87           10.74         10.21
---------------------------------------------------------------------------------------------------------------------------
      48            3.43         3.22         68           5.22          4.79            88           11.14         10.66
---------------------------------------------------------------------------------------------------------------------------
      49            3.48         3.27         69           5.37          4.92            89           11.54         11.11
---------------------------------------------------------------------------------------------------------------------------
      50            3.54         3.32         70           5.51          5.06            90           11.95         11.56
---------------------------------------------------------------------------------------------------------------------------
      51            3.60         3.37         71           5.67          5.21            91           12.35         12.00
---------------------------------------------------------------------------------------------------------------------------
      52            3.66         3.42         72           5.83          5.36            92           12.75         12.44
---------------------------------------------------------------------------------------------------------------------------
      53            3.72         3.48         73           6.00          5.53            93           13.14         12.86
---------------------------------------------------------------------------------------------------------------------------
      54            3.79         3.54         74           6.17          5.70            94           13.53         13.26
---------------------------------------------------------------------------------------------------------------------------
      55            3.86         3.60         75           6.34          5.88            95           13.91         13.66
---------------------------------------------------------------------------------------------------------------------------
      56            3.94         3.66         76           6.52          6.06
---------------------------------------------------------------------------------------------------------------------------
      57            4.02         3.73         77           6.70          6.26
---------------------------------------------------------------------------------------------------------------------------
      58            4.10         3.80         78           6.88          6.46
---------------------------------------------------------------------------------------------------------------------------
      59            4.19         3.88         79           7.06          6.66
---------------------------------------------------------------------------------------------------------------------------
      60            4.28         3.96         80           7.24          6.87
---------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                          TABLE 4
-------------------------------------------------------------------------------------------------------------------------
   Adjusted                                Adjusted                                Adjusted
      Age           Male        Female        Age           Male       Female         Age         Male         Female
-------------------------------------------------------------------------------------------------------------------------
      41           $3.40        $3.25          61          $4.66        $4.32          81        $7.92         $7.51
-------------------------------------------------------------------------------------------------------------------------
      42            3.44         3.29          62           4.76         4.41          82         8.40          7.95
-------------------------------------------------------------------------------------------------------------------------
      43            3.48         3.32          63           4.87         4.50          83         8.95          8.44
-------------------------------------------------------------------------------------------------------------------------
      44            3.53         3.35          64           4.98         4.60          84         9.55          9.00
-------------------------------------------------------------------------------------------------------------------------
      45            3.57         3.39          65           5.10         4.71          85         10.24         9.62
-------------------------------------------------------------------------------------------------------------------------
      46            3.62         3.43          66           5.23         4.82          86         10.62         10.05
-------------------------------------------------------------------------------------------------------------------------
      47            3.67         3.47          67           5.36         4.94          87         11.01         10.48
-------------------------------------------------------------------------------------------------------------------------
      48            3.72         3.51          68           5.49         5.06          88         11.41         10.92
-------------------------------------------------------------------------------------------------------------------------
      49            3.77         3.56          69           5.64         5.19          89         11.81         11.37
-------------------------------------------------------------------------------------------------------------------------
      50            3.83         3.61          70           5.78         5.33          90         12.21         11.82
-------------------------------------------------------------------------------------------------------------------------
      51            3.88         3.66          71           5.94         5.48          91         12.61         12.26
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      52            3.95         3.71          72           6.10         5.63          92         13.00         12.69
-------------------------------------------------------------------------------------------------------------------------
      53            4.01         3.76          73           6.26         5.79          93         13.39         13.11
-------------------------------------------------------------------------------------------------------------------------
      54            4.08         3.82          74           6.43         5.96          94         13.78         13.51
-------------------------------------------------------------------------------------------------------------------------
      55            4.15         3.88          75           6.60         6.14          95         14.16         13.90
-------------------------------------------------------------------------------------------------------------------------
      56            4.22         3.94          76           6.78         6.33
-------------------------------------------------------------------------------------------------------------------------
      57            4.30         4.01          77           6.95         6.52
-------------------------------------------------------------------------------------------------------------------------
      58            4.38         4.08          78           7.13         6.71
-------------------------------------------------------------------------------------------------------------------------
      59            4.47         4.16          79           7.31         6.92
-------------------------------------------------------------------------------------------------------------------------
      60            4.56         4.24          80           7.49         7.12
-------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                          TABLE 5
-----------------------------------------------------------------------------------------------------------------------
   Adjusted                                Adjusted                                Adjusted
      Age           Male        Female        Age           Male        Female        Age        Male       Female
-----------------------------------------------------------------------------------------------------------------------
      41           $3.71        $3.56          61          $4.94        $4.61          81       $8.18       $7.77
-----------------------------------------------------------------------------------------------------------------------
      42            3.75         3.59          62           5.04         4.69          82        8.66        8.21
-----------------------------------------------------------------------------------------------------------------------
      43            3.79         3.63          63           5.15         4.78          83        9.21        8.71
-----------------------------------------------------------------------------------------------------------------------
      44            3.83         3.66          64           5.26         4.88          84        9.82        9.27
-----------------------------------------------------------------------------------------------------------------------
      45            3.87         3.70          65           5.38         4.99          85        10.51       9.90
-----------------------------------------------------------------------------------------------------------------------
      46            3.92         3.73          66           5.50         5.10          86        10.89       10.32
-----------------------------------------------------------------------------------------------------------------------
      47            3.97         3.77          67           5.63         5.21          87        11.28       10.75
-----------------------------------------------------------------------------------------------------------------------
      48            4.02         3.81          68           5.77         5.34          88        11.68       11.19
-----------------------------------------------------------------------------------------------------------------------
      49            4.07         3.86          69           5.91         5.47          89        12.07       11.64
-----------------------------------------------------------------------------------------------------------------------
      50            4.12         3.90          70           6.06         5.60          90        12.47       12.08
-----------------------------------------------------------------------------------------------------------------------
      51            4.18         3.95          71           6.21         5.75          91        12.87       12.52
-----------------------------------------------------------------------------------------------------------------------
      52            4.24         4.00          72           6.37         5.90          92        13.26       12.95
-----------------------------------------------------------------------------------------------------------------------
      53            4.30         4.06          73           6.53         6.06          93        13.64       13.36
-----------------------------------------------------------------------------------------------------------------------
      54            4.37         4.11          74           6.70         6.23          94        14.02       13.76
-----------------------------------------------------------------------------------------------------------------------
      55            4.44         4.17          75           6.87         6.41          95        14.40       14.15
-----------------------------------------------------------------------------------------------------------------------
      56            4.51         4.23          76           7.04         6.59
-----------------------------------------------------------------------------------------------------------------------
      57            4.59         4.30          77           7.22         6.78
-----------------------------------------------------------------------------------------------------------------------
      58            4.67         4.37          78           7.39         6.98
-----------------------------------------------------------------------------------------------------------------------
      59            4.76         4.44          79           7.57         7.17
-----------------------------------------------------------------------------------------------------------------------
      60            4.85         4.52          80           7.75         7.38
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                    Translation of Adjusted Age
----------------------------------------------------------------------------------------------------------------------------------
Calendar Year in Which First                                       Calendar Year in Which First
Payment Is Due                    Adjusted Age                     Payment Is Due                    Adjusted Age
----------------------------------------------------------------------------------------------------------------------------------
Prior to 2010                     Actual Age                       2050 through 2059                 Actual Age minus 5
----------------------------------------------------------------------------------------------------------------------------------
2010 through 2019                 Actual Age minus 1               2060 through 2069                 Actual Age minus 6
----------------------------------------------------------------------------------------------------------------------------------
2020 through 2029                 Actual Age minus 2               2070 through 2079                 Actual Age minus 7
----------------------------------------------------------------------------------------------------------------------------------
2030 through 2039                 Actual Age minus 3               2080 through 2089                 Actual Age minus 8
----------------------------------------------------------------------------------------------------------------------------------
2040 through 2049                 Actual Age minus 4               2090 through 2099                 Actual Age minus 9
----------------------------------------------------------------------------------------------------------------------------------


3. The DCA FIXED RATE INVESTMENT OPTION section of the Contract is amended as follows:

    - In the "DCA PROGRAM" provision we state in pertinent part that the DCA Program provides for a systematic transfer of funds on a periodic basis from the DCA Option to selected Variable Investment Options. We amend that provision such that systematic transfers of funds can be made from the DCA Option to the Fixed Rate Investment Option as well as to Variable Investment Options.

    - In the "TRANSFERS" provision we state that the DCA Program provides for systematic transfers of funds from the DCA Option to Variable Investment Options selected by the Owner and that the Owner may change these Variable Investment Options. We amend that provision such that systematic transfers from the DCA Option can be made to any of the Allocation Options selected by the Owner (including the Fixed Rate Investment Option) and that the Owner may change these Allocation Options.

    - In the "EFFECT OF WITHDRAWALS ON TRANSFERS" provision we state in pertinent part that, if a withdrawal from the DCA Option reduces the periodic transfer amount to below $100, the remaining balance in the DCA Option will be transferred to the Variable Investment Options most recently selected for the DCA Program. We amend that provision such that the remaining balance in the DCA Option will be transferred to the other Allocation Options (including the Fixed Rate Investment Option) most recently selected for the DCA Program.

4. The FIXED RATE INVESTMENT OPTION section of the Contract is deleted and replaced with the following:

                          FIXED RATE INVESTMENT OPTION

        INTEREST RATES: The Initial Interest Segment Interest Rate applicable to the Fixed Rate Investment Option on the Contract Date is shown on the Contract Data page. It is equal to the sum of the Initial Base Interest Crediting Rate and any applicable Initial Additional Interest Crediting Rate. The Initial Interest Segment Interest Rate, the Initial Base Interest Crediting Rate and the Initial Additional Interest Crediting Rate are shown on the Contract Data page. We will credit interest to the portion of the initial Purchase Payment, if any, allocated to the Fixed Rate Investment Option at the daily equivalent of these rates.

        The Base Interest Crediting Rate is credited on allocations and transfers to the Fixed Rate Investment Option. The rate will be declared when allocations or transfers are made. The declared Base Interest Crediting Rate will never be less than the Minimum Interest Crediting Rate shown on the Contract Data page.

        The Additional Interest Crediting Rate is in addition to the Base Interest Crediting Rate we credit. The Additional Interest Crediting Rate is credited on allocations to the Fixed Rate Investment Option. Additional Interest Crediting Rates for allocations to this Option will be declared when those allocations are made. This rate will only be credited until the first rate change date for such allocation. We reserve the right to limit the availability of the Additional Interest Crediting Rate. Transfers to the Fixed Rate Investment Option are not eligible to receive the Additional Interest Crediting Rate.

        ONE-YEAR INTEREST SEGMENT: A one-year interest segment is created whenever you allocate or transfer an amount to the Fixed Rate Investment Option. We credit interest to the amount in each interest segment daily at a specific rate declared for that interest segment until the earliest of: the date it is withdrawn; the date it is transferred to another Allocation Option; the maturity date of the one-year interest segment; and the date as of which a death benefit is determined.

        TRANSFERS FROM FIXED RATE INVESTMENT OPTION: At the maturity date of a one-year interest segment, you have 30 days during which you may elect to transfer the amount in that interest segment into any other Allocation Option available on that date, other than a DCA Option. Once you have made an election, and we have received it, it may not be reversed.

        Amounts that you withdraw or transfer into another Allocation Option during the 30 day period will receive interest from the maturity date to the date of withdrawal or transfer at the rate that would have applied to those amounts had you taken no action within the 30 day period. If you do not make an election to transfer within 30 days following the maturity date of the interest segment, we will transfer the amount in the interest segment on the maturity date to another one-year interest segment. Amounts that are transferred to another one-year interest segment during the 30 day period will receive the rate that is effective as of the maturity date for that interest segment.

        You may only make transfers from a one-year interest segment within the 30 day period immediately following the maturity date of that interest segment. However, we reserve the right to permit transfers from a one-year interest segment prior to the maturity date of that interest segment.

        TRANSFERS INTO FIXED RATE INVESTMENT OPTION: You may make transfers from any other Allocation Option, except the DCA Option, into the Fixed Rate Investment Option at any time. Each transfer will create a new one-year interest segment. We credit interest to the amount in each interest segment daily at a specific rate declared for that interest segment. Transfers into the Fixed Rate Investment Option from any of the other Allocation Options will not be eligible for an Additional Interest Crediting Rate amount.

        DEFERRAL OF PAYMENTS OR TRANSFERS FROM THE GENERAL ACCOUNT: We reserve the right to defer payment for a withdrawal or transfer from the Fixed Rate Investment Option for the period permitted by law, but for not more than six months after a request in Good Order is received by us at the Annuity Service Center.

5.  The WITHDRAWALS section of the Contract is amended as follows:

    - The following paragraph is added at the end of the "WITHDRAWALS" provision:

            When a withdrawal is taken from a tax-qualified Contract in order to satisfy a mandatory distribution requirement with respect to the Contract Value in this Contract, Withdrawal Charges will be waived on any amount that exceeds the Charge-Free Amount.

    - The second paragraph of the "WITHDRAWAL CHARGE" provision is deleted and replaced with the following:

            In determining the Withdrawal Charge, Purchase Payments will be taken out before Earnings, on a first-in, first-out basis. Purchase Payments that are not subject to Withdrawal Charges are withdrawn first from the Contract. Purchase Payments that are subject to Withdrawal Charges are withdrawn next, on a first-in, first-out basis, and the Charge Free Amount is applied to these Purchase Payments. Once all Purchase Payments have been withdrawn, further withdrawals will be taken from any Earnings. Earnings are not subject to Withdrawal Charges.

6.  The PROTECTED VALUE section of the Contract is deleted.

7. The GUARANTEED MINIMUM INCOME BENEFIT section of the Contract is amended as follows:

    - The first paragraph is deleted and replaced with the following paragraphs:

        The Guaranteed Minimum Income Benefit feature (GMIB) provides for the option to receive a guaranteed minimum income benefit with payments for life with a Period Certain. This feature can only be elected at the time you purchase your Contract. Once elected, this election is not revocable. If you elect the GMIB feature, there is a GMIB Protected Value associated with the feature which is an amount applied to the guaranteed annuity purchase rates to produce the Guaranteed Minimum Income Benefit. The GMIB Protected Value is calculated daily and is equal to the GMIB Roll-Up, as described below.

        The amount of the GMIB Charge is based on the GMIB Protected Value. The calculation of the GMIB payout amount is described below. You may exercise the GMIB payout option after the Waiting Period. Exercise Periods run for 30 days and begin on each Contract Anniversary after the Waiting Period ends.

        GMIB ROLL-UP -
        IF THE ANNUITANT IS LESS THAN AGE 76 ON THE CONTRACT DATE, the GMIB Roll-Up is equal to the Invested Purchase Payments made, increased daily at an effective annual interest rate of 5% starting on the date each Invested Purchase Payment is made, until the cap is reached ("GMIB Roll-Up Cap"), and is reduced by the effect of withdrawals (as described below). The GMIB Roll-Up Cap is equal to two times each Invested Purchase Payment and is reduced by the effect of withdrawals.

        We stop increasing the GMIB Roll-Up amount by the effective annual interest rate once the GMIB Roll-Up Cap is reached. However we still increase the GMIB Protected Value by subsequent Invested Purchase Payments and reduce it by the effect of withdrawals.

        Even if the GMIB Roll-Up Cap has not been reached, we will nevertheless stop increasing the GMIB

        Roll-Up amount by the effective annual interest rate on the latest of: the Contract Anniversary coinciding with or next following the Annuitant's 80th birthday, the 7th Contract Anniversary, or 7 years from the most recent GMIB Reset (as described below). However the GMIB Protected Value will still be increased by subsequent Invested Purchase Payments and reduced by the effect of withdrawals.

        The words "reduced by the effect of withdrawals" in the preceding three paragraphs mean that withdrawals from the Contract will first reduce the GMIB Protected Value on a dollar for dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB Protected Value calculated on the Contract Anniversary (in the first Contract Year, the Contract Date), then a proportional reduction will apply to amounts exceeding the 5% of GMIB Protected Value. We calculate the proportional reduction by dividing the amount of the withdrawal that exceeds the first 5% of GMIB Protected Value by the Contract Value immediately following the withdrawal of the first 5% of GMIB Protected Value. The resulting percentage is multiplied by the GMIB Protected Value minus the amount of the withdrawal that does not exceed 5%. An amount up to 5% of GMIB Protected Value may be withdrawn on a dollar for dollar basis in the year in which the GMIB Protected Value stops increasing.

        GMIB RESET FEATURE -
        You have the choice of resetting the GMIB Roll-Up option twice over the life of the Contract. You may elect to "Reset" your GMIB Protected Value to equal your current Contract Value. The GMIB Waiting Period and the GMIB Roll-Up Cap will be reset to start over again, a new 7-year Waiting Period must be met before the GMIB can be exercised (the new minimum 7 year Waiting Period will begin on the date of the most recent GMIB Reset), and the guaranteed annuity purchase rates used to determine the GMIB payout amount will be based on the number of completed years since the most recent GMIB Reset. This GMIB Reset option can only be exercised if the Annuitant has not yet reached his 76th birthday.

    - Item 1. appearing in the "GUARANTEED ANNUITY PURCHASE RATES" provision is deleted and replaced with the following:

            1. The Guaranteed Interest Rate
            The guaranteed interest rates shown below are annual effective interest rates. To calculate the guaranteed annuity purchase rates we will use the appropriate guaranteed interest rate from the table below, based on the number of Contract Anniversaries that have elapsed prior to the date the GMIB payout option is exercised or, if the GMIB has been reset, the number of completed years since the most recent GMIB Reset.

Contract Anniversary/ Completed Years
     Since Most Recent GMIB Reset                                Guaranteed Interest Rate
     -----------------------------                               ------------------------
                  7 - 9                                                     2.50%
                 10 - 14                                                    3.00%
               15 or more                                                   3.50%

    - The category "85-90" appearing in the Period Certain table of the "GMIB ANNUITY PAYOUT OPTIONS" subsection, is replaced with the category "85 or more."

    - The "WAITING PERIOD" subsection, is deleted and replaced with the following:

            WAITING PERIOD: The Waiting Period is the period extending from the Contract Date to the 7th Contract Anniversary but, if the GMIB has been reset, the Waiting Period is the 7 year period beginning with the date of the most recent GMIB Reset.

8. The GUARANTEED MINIMUM DEATH BENEFIT section of the Contract is amended as follows:

    - The first paragraph is deleted and replaced with the following paragraphs:

            The Guaranteed Minimum Death Benefit (GMDB) is a feature providing for the option to receive an enhanced death benefit upon the death of the sole Owner or the first to die of the Owner or Joint Owner during the Accumulation Period. The GMDB feature must be elected at the time you purchase your Contract. If you elect the GMDB feature, you must elect a GMDB Protected Value option. The GMDB Protected Value option can be equal to the GMDB Roll-Up, the GMDB Step-Up, or the greater of the GMDB Roll-Up and the GMDB Step-Up. The Contract Data pages indicate whether you have elected the GMDB feature and, if so, which GMDB Protected Value option you elected. The GMDB Protected Value is calculated daily.

            GMDB ROLL-UP -
            IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB Roll-Up is equal to the Invested Purchase Payments made, increased daily at an effective annual interest rate of 5% starting on the date that each Invested Purchase Payment is made. The GMDB Roll-Up will be increased by subsequent Invested Purchase Payments and reduced by the effect of withdrawals (as described below).

            We stop increasing the GMDB Protected Value by the effective annual interest rate on the later of: the Contract Anniversary coinciding with or next following the sole Owner's or older Owner's 80th birthday, or the 5th Contract Anniversary. However the GMDB Protected Value is still increased by subsequent Invested Purchase Payments and reduced by the effect of withdrawals.

            Where the words "reduced by the effect of withdrawals" are used in the two preceding paragraphs, withdrawals from the Contract will first reduce the GMDB Protected Value on a dollar for dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMDB Protected Value calculated on the Contract Anniversary, then a proportional reduction will apply to amounts exceeding the 5% of GMDB Protected Value. We calculate the proportional reduction by dividing the amount of the withdrawal that exceeds the first 5% of GMDB Protected Value by the Contract Value immediately following the withdrawal of the first 5% of GMDB Protected Value. The resulting percentage is multiplied by the GMDB Protected Value minus the amount of the withdrawal that does not exceed 5%. An amount up to 5% of GMDB Protected Value may be withdrawn on a dollar for dollar basis in the year the GMDB Protected Value stops increasing.

            IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS AGE 80 OR MORE ON THE CONTRACT DATE, the GMDB Roll-Up is equal to the Invested Purchase Payments made, increased daily at an effective annual interest rate of 3% starting on the date that each Invested Purchase Payment is made. The GMDB Roll-Up will be increased by subsequent Invested Purchase Payments and reduced by the effect of withdrawals (as described below).

            We stop increasing the GMDB Protected Value by the effective annual interest rate on the 5th Contract Anniversary. However the GMDB Protected Value is still increased by subsequent Invested Purchase Payments and reduced by the effect of withdrawals.

            Where the words "reduced by the effect of withdrawals" are used in the two preceding paragraphs, withdrawals from the Contract will first reduce the GMDB Protected Value on a dollar for dollar basis, by the same dollar amount of the withdrawal up to the first 3% of GMDB Protected Value calculated on the Contract Anniversary, then a proportional reduction will apply to amounts exceeding the 3% of GMDB Protected Value. We calculate the proportional reduction by dividing the amount of the withdrawal that exceeds the first 3% of GMDB Protected Value by the Contract Value immediately following the withdrawal of the first 3% of GMDB Protected Value. The resulting percentage is multiplied by the GMDB Protected Value minus the amount of the withdrawal that does not exceed 3%. An amount up to 3% of GMDB Protected Value may be withdrawn on a dollar for dollar basis in the year in which the GMDB Protected Value stops increasing.

            GMDB STEP-UP -
            IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB Step-Up before the first Contract Anniversary is the initial Invested Purchase Payment increased by subsequent Invested Purchase Payments and proportionally reduced by the effect of withdrawals (as described below). The GMDB Step-Up on each Contract Anniversary will be the greater of the previous GMDB Step-Up and the Contract Value as of such Contract Anniversary. Between Contract Anniversaries, the GMDB Step-Up will be increased by Invested Purchase Payments and reduced by the effect of withdrawals.

            We stop increasing the GMDB Protected Value by any appreciation in the Contract Value on the later of: the Contract Anniversary coinciding with or next following the sole or older Owner's 80th birthday, or the 5th Contract Anniversary. However we still increase the GMDB Protected Value by subsequent Invested Purchase Payments and reduce it by the effect of withdrawals.

            IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS AGE 80 OR MORE ON THE CONTRACT DATE, the GMDB Step-Up before the third Contract Anniversary is the sum of Invested Purchase Payments, reduced by the effect of withdrawals (see below). On the third Contract Anniversary the GMDB Step-Up will be adjusted to the greater of the then current GMDB Step-Up or the Contract Value as of that Contract Anniversary. Thereafter the GMDB Protected Value is only increased by subsequent Invested Purchase Payments and reduced by the effect of withdrawals.

            Where the words "reduced by the effect of withdrawals" are used in connection with the GMDB Step-Up, withdrawals from the Contract will reduce the GMDB Protected Value in the same proportion as they reduce the Contract Value. We calculate the proportion by dividing the Contract Value after the withdrawal (including Withdrawal Charges) by the Contract Value immediately prior to the withdrawal. The resulting percentage is multiplied by the GMDB Protected Value (before the withdrawal) in determining the GMDB Protected Value.

    - Reference to "a sole or last surviving Owner" in the second paragraph is replaced with reference to "the Owner or Joint Owner."

    - Reference to "last to survive" in the description of the death benefit payout options is replaced with reference to "first to die."

    - The description of the death benefit payout option Choice 2 is deleted and replaced with the following:

            Choice 2--the payment of the entire death benefit within a period of 5 years from the date of death of the first to die of the Owner or Joint Owner. The entire death benefit will include any increases or losses resulting from the performance of the Allocation Options during this period. During this period the Beneficiary may: reallocate the Contract Value among the Allocation Options; name a Beneficiary to receive any remaining death benefit in the event of the Payee's death; and make withdrawals from the Contract Value, in which case, such withdrawals will not be subject to any Withdrawal Charges. However, the Beneficiary may not make any Purchase Payments to the Contract.

    - The following is added as the last paragraph of the "SPECIAL TAX CONSIDERATIONS" provision:

            If the Internal Revenue Service determines that the deductions for one or more benefits under this Contract, including, without limitation, the GMDB and GMIB features and any supplemental benefit added by endorsement, are taxable withdrawals, then the sole or surviving Owner may cancel the affected benefit(s) within 90 days after written notice from us.

9.  The following section is added to the Contract:

                           SPOUSAL CONTINUANCE BENEFIT

        This benefit is available if, on the date we receive due proof of the Owner's death, (1) there is only one Owner of the Contract and there is only one Beneficiary who is the Owner's spouse; or (2) there are an Owner and Joint Owner of the Contract, and the Joint Owner is the Owner's spouse and the Owner's Beneficiary under the Contract. In the case of (1) and (2) above, the surviving spouse cannot be older than age 95 on that date, and the surviving spouse will become the new sole Owner under the Contract. Assuming each of those conditions is present, the surviving spouse can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing due proof of the Owner's death in Good Order.

        Upon activation of the Spousal Continuance Benefit, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the Allocation Options in the same proportions that existed immediately prior to the spousal continuance adjustment.

        Under the Spousal Continuance Benefit, we waive any potential Withdrawal Charges applicable to Purchase Payments made prior to activation of the Spousal Continuance Benefit. However, we will continue to impose Withdrawal Charges on Purchase Payments made after activation of the Spousal Continuance Benefit.

        IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Benefit, we will adjust the Contract Value to equal the greater of:
        1. the Contract Value, and
        2. the sum of all Invested Purchase Payments (adjusted for withdrawals) plus, with respect to each of the amounts specified immediately above, the amount of any applicable Earnings Appreciator Benefit.

        IF YOU ELECTED THE GMDB FEATURE WITH THE GMDB ROLL-UP, we will adjust the Contract Value to equal the following, which amount we refer to below as the "Contract Value (as adjusted to reflect the GMDB Roll-Up Spousal Continuance Benefit)": The greater of:
        1. the Contract Value, and
        2. the GMDB Roll-Up
        plus, with respect to each of the amounts specified immediately above, the amount of any applicable Earnings Appreciator Benefit.

        IF YOU HAVE ELECTED THE GMDB FEATURE WITH THE GMDB STEP-UP, we will adjust the Contract Value to equal the following, which amount we refer to below as the "Contract Value (as adjusted to reflect the GMDB Step-Up Spousal Continuance Benefit)": The greater of:
        1. the Contract Value, and
        2. the GMDB Step-Up
        plus, with respect to each of the amounts specified immediately above, the amount of any applicable Earnings Appreciator Benefit.

        IF YOU HAVE ELECTED THE GMDB FEATURE WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the Contract Value to equal the greatest of:
        1. the Contract Value,
        2. the GMDB Roll-Up, and
        3. the GMDB Step-Up
        plus, with respect to each of the amounts specified immediately above, the amount of any applicable Earnings Appreciator Benefit. After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB Roll-Up and the GMDB Step-Up under the surviving spousal Owner's Contract, and will do so in accordance with the preceding two paragraphs.

        If the Contract is being continued by the surviving spouse in accordance with the Spousal Continuance provisions, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit provisions of the Contract.

        IF THE CONTRACT INCLUDES THE GMIB FEATURE --
        If the original Owner had elected the GMIB feature, it will be continued for the surviving spousal owner. All provisions of the GMIB feature (Waiting Period, GMIB Roll-Up Cap, etc.) will remain the same as on the date of the Owner's death. If the GMIB Reset feature was never exercised, the surviving spousal Owner can exercise the GMIB Reset feature twice. If the original Owner had previously exercised the GMIB Reset feature once, the surviving spousal Owner can exercise the GMIB Reset once. If the original Owner had previously exercised the GMIB Reset feature twice, the surviving spousal Owner may not exercise the GMIB Reset at all. If the attained age of the surviving spouse at activation of the

        Spousal Continuance Benefit, when added to the remainder of the GMIB Waiting Period to be satisfied, would preclude the surviving spouse from utilizing the GMIB feature, we will revoke the GMIB feature under the Contract at that time and no further GMIB charges will be made.

        SPOUSAL CONTINUANCE BENEFIT CANNOT BE ACTIVATED --
        The Spousal Continuance Benefit cannot be activated and the Contract will not continue if the Beneficiary is not the Owner's spouse at the time we receive due proof of the Owner's death. The Beneficiary will be required to choose one of the death benefit payout options described in the Contract.

        DEATH OF THE SURVIVING SPOUSAL OWNER DURING ACCUMULATION PERIOD AFTER ACTIVATION OF THE SPOUSAL CONTINUANCE BENEFIT --
        If a surviving spousal owner dies after activating the Spousal Continuance Benefit but before the Annuity Date, a death benefit will be payable, based on the applicable conditions described above.


Except as modified herein, all terms and conditions of the Contract remain unchanged.


Signed for Pruco Life Insurance Company

By /s/ CLIFFORD E. KIRSCH
            Secretary